Exhibit 5.1

February 26, 2015

WashingtonFirst Bankshares, Inc.
11921 Freedom Drive, Suite 250
Reston, Virginia 20190

Ladies and Gentlemen:

We have acted as special counsel to WashingtonFirst Bankshares, Inc., a Virginia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration and public offering from time to time pursuant to Rule 415 of the Securities Act, of up to $50,000,000 in aggregate initial offering price of the Company's unsecured debt securities, whether senior or subordinated (collectively, the "Debt Securities"), shares of the Company's common stock, $.01 par value per share (the "Common Stock"), shares of the Company's preferred stock, $5.00 par value per share (the "Preferred Stock"), depositary shares representing fractional interests in shares of Preferred Stock (the "Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants"), and the Company's units comprised of two or more the Securities (as defined below) in any combination (the "Units" and, together with the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, and the Warrants, the "Securities").
The Debt Securities are to be issued pursuant to a Senior Debt Securities Indenture (the "Senior Indenture") or a Subordinated Debt Securities Indenture (the "Subordinated Indenture"), as applicable, the forms of both of which have been filed as exhibits to the Registration Statement (collectively, the "Indentures") and are to be entered into, in each case, between the Company and a trustee (the "Trustee"). The Debt Securities are to be issued in the forms set forth in the Indentures. We have been asked by the Company to render this opinion.
We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Articles of Incorporation, as amended ("Articles of Incorporation"), and Bylaws ("Bylaws") of the Company, each as in effect as of the date hereof, (iii) certain resolutions adopted by the Board of Directors of the Company related to the offering of the Securities and related matters, (iv) the Indentures and (v) such other instruments, documents and records as we have deemed necessary and

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February 26, 2015

relevant for the purposes hereof. We have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on, and the authenticity, of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto, other than the Company.
In addition, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act, (ii) an appropriate prospectus supplement will have been filed with the Commission with respect to the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company's organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an indenture, statement of designations, deposit agreement, warrant agreement, unit agreement or other agreement pursuant to which any Securities are to be issued, in each case there shall be no terms or provisions contained therein that would affect the opinions rendered herein, (viii) that New York law will be chosen to govern the Depositary Agreements, the Warrant Agreements and the Unit Agreements, and (ix) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

WashingtonFirst Bankshares, Inc.
February 26, 2015

Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
1.With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (f) a supplement to the Senior Indenture or the Subordinated Indenture, as applicable, establishing the terms of such series of Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee, or the terms of such series of Debt Securities have been established in or pursuant to a Board Resolution and Officers' Certificate (each as defined in the Senior Indenture or Subordinated Indenture, as applicable), in each case in accordance with the Senior Indenture or Subordinated Indenture, as applicable, and (g) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

2.With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of the shares of Common Stock, the terms of the offering thereof and related matters and (b) the shares of Common Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase such Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

3.With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a statement of designation relating to such Preferred Stock conforming to the Company's Articles of Incorporation and Bylaws and the Virginia Stock Corporation Act and the filing of such statement of designation with the Secretary of State of the Commonwealth of Virginia, and (b) the shares of Preferred Stock have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

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February 26, 2015

4.With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares ("Deposit Agreement"), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered by the Company and the depositary thereunder, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) Depositary Receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Depositary Shares, upon payment of the consideration therefor provided for therein, such Depositary Shares will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

5.With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to such Warrants ("Warrant Agreement"), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent thereunder, and (c) such Warrants have been duly executed, attested, issued and delivered in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

6.With respect to any Units, when (a) the Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants relating to such Units have been duly authorized for issuance, (b) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to such Units, if applicable ("Unit Agreement"), the terms of the offering thereof and related matters, (c) if applicable, the Unit Agreement has been duly authorized and validly executed and delivered by the Company and the agent or other party thereunder, and (d) such Units have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided therein, such Units will constitute valid and binding obligations of the Company.
The foregoing opinion is based on and is limited to the law of the Commonwealth of Virginia, the relevant contract law of the State of New York and the relevant federal law of the United States of America.
In addition to the limitations and qualifications set forth above, the enforceability of obligations of the Company under the Debt Securities, Warrants and Units and related agreements referred to in paragraphs 1, 5 and 6 above is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order such parties to perform covenants. Further express no opinion with respect to the enforceability of provisions in such

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Securities or related agreements with respect to waiver, delay, extension or omission of notice or enforcement of rights or remedies, waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other benefits provided by operation of law. Further, the enforceability of any exculpation, indemnification or contribution provisions contained therein may be limited by applicable law or public policy. We express no opinion as to the validity, binding effect or enforceability of any provisions therein that require or relate to the payment of interest, fees or charges at a rate or in an amount that is in excess of legal limits or that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture, or whether a court would award a judgment in a currency other than United States dollars.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Securities" in the prospectus forming a part of the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP